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                                                                     Exhibit 4.5

                         PARTNERSHIP EXCHANGE AGREEMENT

          THIS PARTNERSHIP EXCHANGE AGREEMENT (this "Agreement") is made as of December 13, 2004, by and between Advanced Life Sciences Holdings, Inc., a Delaware corporation ("Holdings"), and Flavin Ventures, LLC, a Delaware limited liability company ("Ventures").

                                   WITNESSETH:

          WHEREAS, Advanced Life Sciences, Inc., an Illinois corporation ("ALS"), and Michael T. Flavin ("Flavin") entered into that certain Amended and Restated Partnership Agreement, dated as of December 22, 2001 (the "Partnership Agreement"), relating to Advanced Life Sciences General Partnership (the "Partnership"); and

          WHEREAS, under the terms of the Partnership Agreement, Flavin made capital contributions to the Partnership in the amount of $7,793,968 (the "Flavin Contribution Amount") from December 1999 through September 2002; and

          WHEREAS, Flavin contributed and assigned his entire interest in the Partnership to Ventures pursuant to that certain Contribution, Assignment and Assumption Agreement dated as of September 30, 2002; and

          WHEREAS, from October 2002 through and including the date hereof, Ventures has made capital contributions to the Partnership in the amount of $3,717,509 (the "Ventures Contribution Amount" and, together with the Flavin Contribution Amount, the "Total Partnership Contribution Amount"); and

          WHEREAS, ALS is undergoing a recapitalization and reorganization (the "Recapitalization") as of the date hereof pursuant to which, among other things, ALS has become a wholly-owned subsidiary of Holdings pursuant to that certain ALS Exchange Agreement dated as of the date hereof between Holdings, the Michael
T. Flavin Revocable Trust and Karen Stec; and

          WHEREAS, pursuant to the Recapitalization, Ventures desires to exchange with Holdings its Interest (as defined in the Partnership Agreement) in the Partnership for shares of common stock, $.01 per share, of Holdings ("Holdings Stock").

          NOW, THEREFORE, in consideration of the covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

          SECTION 1. EXCHANGE

          1.01 PARTNERSHIP INTEREST. At the Closing (as hereinafter defined), on the terms and subject to the conditions set forth herein, Ventures agrees to sell, transfer, assign and deliver to Holdings, free and clear of all liens, pledges, encumbrances, claims and equities of every kind, its Interest in the Partnership.

          1.02 HOLDINGS STOCK. In exchange and as consideration for the transfer of Ventures' Interest to Holdings, at the Closing, on the terms and subject to the conditions set forth herein, Holdings agrees to sell, transfer, assign and deliver to Ventures, free and clear of all liens, pledges, encumbrances, claims and equities of every kind, a number of shares of Holdings Stock determined by dividing (a) the Total Partnership Contribution Amount by
(b) $5.82 (the "Exchange").

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          1.03   THE CLOSING. The closing of the Exchange (the "Closing") will take place at the offices of Winston & Strawn LLP, 35 West Wacker Drive, Chicago, Illinois 60601, at such date and time and as may be agreeable to the parties.

          SECTION 2. CONDITIONS PRECEDENT TO THE EXCHANGE

          2.01 CONDITIONS TO THE OBLIGATION OF VENTURES. The obligation of Ventures to transfer the Interest as provided in Section 1.01 hereof on the Closing Date is subject to the satisfaction as of the date of the Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Holdings contained in Section 3 hereof shall be true and correct at and as of the Closing.

          (b) CLOSING DOCUMENTS. At the Closing, Holdings will have delivered to Ventures:

                 (i) certificates representing 1,977,917 shares of Holdings Stock issued pursuant to Section 1.02; and

                 (ii) such other documents relating to the transactions contemplated by this Agreement as Ventures may reasonably request.

          (c) SIMULTANEOUS CLOSINGS. The Closing shall take place substantially simultaneously with the closings of the other agreement and other transactions contemplated by the Recapitalization (the
     "Recapitalization Transactions").

          (d) PROCEEDINGS. All corporate, legal and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to Ventures.

          (e) WAIVER. Any condition specified in Section 2.01 may be waived if consented to by Ventures.

          2.02 CONDITION TO HOLDINGS' OBLIGATION AT THE CLOSING. The obligation of Holdings to deliver the Holdings Stock on the Closing Date pursuant to Section 1.02 is subject to the satisfaction as of the date of the Closing of the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Ventures contained in Section 3 hereof shall be true and correct at and as of the Closing.

          (b) RECEIPT OF PARTNERSHIP INTERESTS. At the closing, Holdings shall have received Ventures' Interest in the Partnership.

          (c) CLOSING DOCUMENTS. On or prior to the Closing, Ventures will have delivered to Holdings such other documents relating to the transactions contemplated by this Agreement as Holdings may reasonably request.

          (d) SIMULTANEOUS CLOSINGS. The Closing shall take place substantially simultaneously with the closings of the other
     Recapitalization Transactions.

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          (e)    PROCEEDINGS. All corporate, legal and other proceedings taken or required to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be satisfactory in form and substance to Holdings.

          (f) WAIVER. Any condition specified in Section 2.02 may be waived if consented to by Holdings.

          SECTION 3. REPRESENTATIONS AND WARRANTIES

          (a) Holdings and Ventures expressly disclaim any and all representations and warranties, express or implied, except that:

                 (i) Holdings warrants to Ventures that (A) it is duly organized and validly existing under the laws of the State of Delaware, (B) it has the requisite corporate power and authority to make, deliver and perform this Agreement, (C) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereby, (D) this Agreement has been duly executed and delivered on behalf of Holdings and (E) this Agreement constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms; and

                 (ii) Ventures warrants to Holdings that (A) it is duly organized and validly existing under the laws of the State of Delaware, (B) it has the requisite limited liability company power and authority to make, deliver and perform this Agreement, (C) it has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated thereby, (D) this Agreement has been duly executed and delivered on behalf of Ventures and (E) this Agreement constitutes a legal, valid and binding obligation of Ventures, enforceable against Ventures in accordance with its terms.

          (b) Holdings and Ventures acknowledge that they have had complete access to all information relating to the other parties necessary to make an informed decision regarding the Exchange, and have had the opportunity to negotiate the terms and conditions of the Exchange.

          SECTION 4. MISCELLANEOUS

          4.01 EXPENSES. Holdings shall pay all of the expenses incurred by all parties to this Agreement in connection with this Agreement, including without limitation, all legal fees.

          4.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein will survive the execution and delivery of this Agreement.

          4.03 SUCCESSORS AND ASSIGNS. All terms and conditions contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto.

          4.04 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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          4.05   COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement.

          4.06 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          4.07 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with, the laws of the State of Illinois, without regard to conflicts of laws principles.

          4.08 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties in respect of the subject matter hereof and supersedes any and all prior understandings (whether written or oral) in respect of such subject matter.

                            [signature page follows]

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        ADVANCED LIFE SCIENCES HOLDINGS, INC.

                                        /s/ John L. Flavin
                                        ---------------------------------------
                                        By:    John L. Flavin
                                        Title: President


                                        FLAVIN VENTURES, LLC

                                        /s/  Michael T. Flavin
                                        ---------------------------------------
                                        By:    Michael T. Flavin
                                               Member

Consent to the transfer of
Interest pursuant to Section 7.1
of the Partnership Agreement:

ADVANCED LIFE SCIENCES, INC.

/s/ John L. Flavin
---------------------------------------
By:     John L. Flavin
Title:  President


                         PARTNERSHIP EXCHANGE AGREEMENT